UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]

FILED BY PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14c-5(d) (2))

[X] Definitive Information Statement

                      FORTUNE DIVERSIFIED INDUSTRIES, INC.
        (Exact name of small business issuer as specified in its charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

(1) Title of each class of securities to which the transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to exchange act rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by exchange act rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, schedule or registration statement no.:
(3) Filing party:
(4) Date filed:

                      FORTUNE DIVERSIFIED INDUSTRIES, INC.
                              6402 Corporate Drive
                           Indianapolis, Indiana 46278

                                                                    May 11, 2005

Dear Shareholder:

Enclosed is an Information Statement regarding the following proposals (collectively, the "Proposals"):

1) The merger of Fortune Diversified Industries, Inc. (the "Company") with and into FDI Indiana, Inc., a newly formed Indiana corporation (the "Merger");

2) A change of the Company's domicile from Delaware to Indiana by means of the Merger of the Company with and into FDI Indiana, Inc. (the "Re-domestication");

3) The restatement of the Company's Indiana Restated Articles of Incorporation, which shall be in effect subsequent to the Merger and Re-domestication, to change or add certain provisions as required by Indiana law (the "Articles Restatement");

4) The execution of a 1 for 10 reverse stock split of the Common Stock of the Company (the "Reverse Stock Split"); and

5) The amendment of the Company's Delaware Restated Certificate of Incorporation to reflect the change in the par value of the Company's Common Stock from $.01 to $.10 (the "Certificate Amendment").

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Under Section 228 of the General Corporation Law of the State of Delaware, action by shareholders to approve the Proposals may be taken without a meeting by written consent of the holders of the requisite percentage of the shares of capital stock of the Company entitled to vote thereon. Messrs. Carter M. Fortune, John F. Fisbeck and Harlan M. Schafir (collectively, the "Majority Shareholders") have each executed a written consent approving the Proposals as of April 26, 2005 (the "Consent Date"). The Majority Shareholders are record owners of 70,805,131 shares of the Company's Common Stock (with one vote per share) representing 67.3% of the outstanding shares of the Company's Common Stock as of the Consent Date.

The Company expects that the Reverse Stock Split Proposal will become effective on or about May 31, 2005, at 9:00 AM, approximately twenty (20) days after the mailing of the enclosed Information Statement, which mailing is anticipated to be on or about May 11, 2005. The Certificate Amendment Proposal is expected to become effective upon execution of the Reverse Stock Split, as described in the Information Statement. The Company also expects that the Merger and Re-Domestication Proposals will become effective at 11:59 PM, on or about May 31, 2005, and the Articles Restatement Proposal will become effective at 9:00 AM on or about June 1, 2005.

The Proposals are more fully described in the accompanying Information Statement and in the exhibits thereto, all of which you are urged to carefully read.

Sincerely,


Carter M. Fortune,
Chief Executive Officer

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                      FORTUNE DIVERSIFIED INDUSTRIES, INC.
                              6402 Corporate Drive
                           Indianapolis, Indiana 46278

                              INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is furnished to the holders of record at the close of business on April 29, 2005, (the "Record Date"), of the outstanding Common Stock of Fortune Diversified Industries, Inc. (the "Company") pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with an action that holders of the majority of the votes of the Company's Common Stock have taken on April 26, 2005 (the "Consent Date") that voted in favor of resolutions that:

1. Approved the merger of the Company with and into FDI Indiana, Inc., a newly formed Indiana corporation (the "Merger");

2. Changed the domicile of the Company from Delaware to Indiana by means of the Merger of the Company with and into FDI Indiana, Inc (the "Re-domestication");

3. Approved the restatement of the Company's Indiana Restated Articles of Incorporation, which will become effective subsequent to the Merger and Re-domestication, to change or add certain provisions as required by Indiana law (the "Articles Restatement");

4. Approved the execution of the Reverse Stock Split of the Company's Common Stock (the "Reverse Stock Split"); and

5. Approved the amendment of the Company's Delaware Restated Certificate of Incorporation to reflect the change in the par value of the Company's Common Stock from $.01 to $.10 (the "Certificate Amendment").

The above described actions are collectively referred to as (the "Proposals").

On April 12, 2005 the Board of Directors of the Company unanimously adopted resolutions approving the Reverse Stock Split Proposal and recommending the Reverse Stock Split Proposal to the Company's shareholders for their approval. Additionally, on April 26, 2005 the Board of Directors of the Company unanimously adopted resolutions approving the Merger, Re-domestication, Articles Restatement and Certificate Amendment Proposals and recommending those Proposals to the Company's shareholders for their approval. Carter M. Fortune, John F. Fisbeck, and Harlan M. Schafir (collectively, the "Majority Shareholders"), as the holders of the majority of the Company's Common Stock as of the Consent Date, executed a written consent approving the Proposals on the Consent Date.


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                         Dissenter's Right of Appraisal

Under Delaware law, shareholders of the Company are not entitled to dissenter's rights of appraisal in connection with the Proposals.

                                Voting Securities

The Company's only class of voting securities is its Common Stock. As of the Consent Date there were approximately 105,220,944 shares of Common Stock outstanding and entitled to vote with respect to the Proposals. Each share of Common Stock is entitled to one (1) vote with respect to the each Proposal. Approval of a Proposal requires 52,610,473 votes in favor of that Proposal. As discussed below, no vote of the holders of the Common Stock, other than the Majority Shareholders, is required to approve any of the Proposals.

Under Section 228 of the Delaware General Corporation Law (the "DGCL"), any action required by law or permitted to be taken at an annual or special meeting of shareholders of a Delaware corporation may be taken without a meeting, without prior notice, and without a vote, if a written consent that sets forth the action taken is signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of such action by written consent must be given to those shareholders who have not consented in writing. Pursuant to Section 271 of the DGCL, the Proposals must be approved by a majority of the outstanding stock entitled to vote thereon.

The Majority Shareholders, the record owners as of the Consent Date of an aggregate of 70,805,131 shares of Common Stock, representing 70,805,131 votes or approximately 67.3% of the total voting power of the Company's voting securities, each executed a written consent, dated as of the Consent Date, approving all of the Proposals. Therefore, no vote or further action of the Company's shareholders is required in order to approve any of the Proposals.

The Company is required, in accordance with Rule 14c-2 of the Exchange Act, to mail this Information Statement to shareholders of the Company no later than twenty (20) days prior to the date the Proposals will become effective. The Company expects the Reverse Stock Split Proposal will become effective on or about May 31, 2005, at 9:00 AM, approximately twenty (20) days after the mailing of this Information Statement, which mailing is anticipated to be on or about May 11, 2005. The Certificate Amendment Proposal is expected to become effective upon execution of the Reverse Stock Split, as described in this Information Statement. The Company also expects the Merger and Re-Domestication Proposals to become effective at 11:59 PM, on or about May 31, 2005, and the Articles Restatement Proposal to become effective at approximately 9:00 AM on or about June 1, 2005.This Information Statement shall also constitute notice of the approval of the Proposals by less than unanimous written consent to the shareholders who have not so consented thereto as required by Section 228 of the DGCL.


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

                               Proposal Summaries

PROPOSAL 1 - MERGER OF COMPANY WITH AND INTO FDI INDIANA, INC., A NEWLY FORMED INDIANA CORPORATION

The Majority Shareholders of the Company have approved, via written consent and pursuant to Section 228 of the DGCL, the merger of the Company with and into FDI Indiana, Inc. Effective as of the Consent Date, the Company's Board of Directors approved the Merger Proposal and recommended such merger to the Company's shareholders for their approval. The Merger will be consummated pursuant to a plan of merger between the Company and FDI Indiana, Inc., a copy of which is attached hereto as Exhibit A (the "Plan of Merger"). The Plan of Merger provides that the Company will merge with and into FDI Indiana, Inc. The Plan of Merger is summarized below, that summary is subject to and qualified in its entirety by reference to the text of the Plan of Merger itself. The Merger has already been approved pursuant to the written consent executed by the Majority Shareholders under Section 228 of the DGCL.

Summary of the Merger Proposal

The proposed Merger will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described below. However, the Merger will not result in any change in the Company's business, management, or location of the Company's principal executive offices, assets, liabilities or net worth.

FDI Indiana, Inc.

FDI Indiana, Inc., which will be the surviving entity, was incorporated under Indiana law on April 18, 2005 exclusively for the purpose of merging with the Company. Prior to the Merger, FDI Indiana, Inc. will have no assets or liabilities and will not have carried on any business.

FDI Indiana, Inc. is a newly formed corporation with one hundred (100) shares of common stock issued and outstanding, which are held by the Company. The terms of the Merger provide that the currently issued stock of FDI Indiana, Inc. held by the Company will be redeemed, cancelled and retired by virtue of the Merger.

The Articles of Incorporation of FDI Indiana, Inc. are substantially similar to those of the Company.

The Plan of Merger

The Plan of Merger provides that the Company will merge with and into FDI Indiana, Inc., with FDI Indiana, Inc. being the surviving corporation. FDI Indiana, Inc. will assume all assets and liabilities of the Company, including obligations under the Company's outstanding indebtedness and contracts. At the "Effective Time" of the Merger (as defined below), the name of FDI Indiana, Inc. shall change to Fortune Diversified Industries, Inc.

In order to effectuate the Merger, a Certificate of Ownership and Merger must be filed with the State of Delaware. Articles of Merger must then be filed, along with Articles of Incorporation and other related documents, with the State of Indiana. The Company expects the Merger will become effective at 11:59 PM on or about May 31, 2005 (the "Effective Time").

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

Exchange of Certificates

Each share of issued and outstanding Common Stock of the Company shall automatically convert to one (1) share of Common Stock in FDI Indiana, Inc. Each holder of the Company's Common Stock shall be required to exchange his/her share certificate(s) representing the Company's Common Stock for a certificate(s) representing the shares of FDI Indiana, Inc. held by the shareholder.

As soon as practicable after the Merger and Re-domestication are complete, American Stock Transfer and Trust Company, (the "Transfer Agent") will mail to the owners of the FDI Indiana, Inc. stock (who shall, unless they have transferred any shares in the interim, be the same as the owners of the Company's stock) (i) a Letter of Transmittal; and (ii) instructions for use of the Letter of Transmittal in effecting the surrender and exchange of certificates representing Company stock for certificates representing FDI Indiana, Inc. stock. Upon surrender of such certificate(s) to the Transfer Agent, along with an executed Letter of Transmittal, and such other documents as may be reasonably required by the Company and/or Transfer Agent, the owner of the FDI Indiana, Inc. stock shall be entitled to receive, in exchange therefore, a certificate or certificates representing the whole number of shares of FDI Indiana, Inc. owned by the shareholder.

It is mandatory for shareholders to exchange their certificates; however certificates of Company Common Stock will be treated as though they were certificates of the Common Stock of FDI Indiana, Inc. in all respects until the exchange of certificates can be completed.

Lost Certificates

If any stock certificate has been lost, stolen or destroyed, the Company may require the owner of such lost, stolen or destroyed certificate to provide an appropriate affidavit and to deliver a bond as indemnity against any claim that may be made against the Transfer Agent or Company with respect to such certificate.

SHAREHOLDERS SHOULD NOT SURRENDER THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM THE TRANSFER AGENT.

Securities Act Consequences, Re-sales of the Company's Common Stock

The shares of FDI Indiana, Inc. (which will be renamed Fortune Diversified Industries, Inc. at the conclusion of the Merger) common stock to be issued in exchange for shares of the Company's Common Stock are not registered under the Securities Act of 1933 (the "Securities Act"). In that regard, FDI Indiana, Inc. is relying on Rule 145(a) (2) under the Securities Act, which provides that a merger that has "as its sole purpose" a change in the domicile of a corporation does not involve the sale of securities for purposes of the Securities Act.

Pursuant to Rule 145 under the Securities Act, the issuance of shares by FDI Indiana, Inc. in exchange for shares of the Company that may occur as a consequence of the Merger is exempt from registration under the Securities Act because the sole purpose of the transaction is a change in domicile within the United States. The effect of the exemption is that the shares of common stock that are issuable by FDI Indiana, Inc. in association with the Merger are not subject to additional resale restrictions above any current restrictions.

After the Merger, the Company will continue to file periodic reports and other documents with the Securities and Exchange Commission and provide its shareholders with the same types of information that have been previously been filed and provided. Shareholders whose shares were freely tradable before the Merger will continue to hold freely tradable shares. Shareholders holding restricted shares of stock prior to the Merger will continue to hold restricted shares. When such restricted shares are surrendered for exchange into new certificates, the newly issued shares will bear the same restrictive legend as the previous certificates. For purposes of computing compliance with the holding period requirements of Rule 144 under the Securities Act, shareholders will be deemed to have acquired their shares in FDI Indiana, Inc. on the date when they acquired their shares in the Company. In summary, the Company's shareholders will be in the same respective positions under federal securities laws after the Merger as prior to the Merger.

Effect of the Merger

Under Indiana law, FDI Indiana, Inc. will have all of the liabilities of the Company and the title to all real estate and other property owned by the Company will vest in FDI Indiana, Inc. Additionally, any pending legal claims against the Company would survive the Merger.

At the Effective Time of the Merger resulting in the change of domicile of the Company, the Company will be deemed incorporated under Indiana law. Consequently, the Company will then be governed by its Restated Articles of Incorporation filed in Indiana.

Termination of the Plan of Merger

The Plan of Merger may be terminated by the Board of Directors of the Company or FDI Indiana, Inc. at any time prior to the Effective Time of the Merger, notwithstanding shareholder approval via written consent of the Majority Shareholders. In the event the Plan of Merger is terminated then the Company would remain a Delaware corporation.

PROPOSAL 2 - CHANGE IN THE COMPANY'S STATE OF INCORPORATION FROM DELAWARE TO INDIANA

The Majority Shareholders of the Company have approved, via written consent and pursuant to Section 228 of the DGCL, the change of the Company's domicile from Delaware to Indiana. Effective as of the Consent Date, the Company's Board of Directors approved the Re-domestication Proposal and recommended the Re-domestication to the Company's shareholders for their approval. The Re-domestication will occur upon the Effective Time of the Merger. The Re-domestication has already been approved pursuant to the written consent executed by the Majority Shareholders under Section 228 of the DGCL.


                                       6
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Summary of the Re-domestication Proposal

The Re-domestication will be accomplished thru the Merger, as described above. The Re-domestication will change the Company's state of incorporation from Delaware to Indiana and will have such related effects as more fully described below.

Conditions to the Change of Domicile

The Re-domestication is subject to, among other contingencies:

o The filing of Articles of Merger and related documents with the State of Indiana
o The filing of a Certificate of Ownership and Merger and related documents with the State of Delaware

Notwithstanding the approval of the Re-domestication that has already been given through the written consent of the Majority Shareholders, the Company's Board of Directors has reserved the right to terminate or abandon the Re-domestication without further shareholder approval if the Board of Directors determines that the consummation of the Re-domestication would be inadvisable or not in the best interests of the Company or its shareholders.

Principal Reasons for Re-domestication

The Company has chosen to change its state of incorporation to take advantage of Indiana law and to further solidify the Company's presence in Indiana.

No Change in Business, Management or Physical Location

The Re-domestication will not interrupt the existence of the Company, nor will it have any material effect on the Company's conduct of business, its management or on the Company's physical location.

Effects of the Re-domestication on the Company's Common Stock

 After the Re-domestication, the Company will continue to file periodic reports and other documents with the Securities and Exchange Commission and provide its shareholders with the same types of information that have been previously been filed and provided. Shareholders whose shares were freely tradable before the Re-domestication will continue to hold freely tradable shares. Shareholders holding restricted shares of stock prior to the Re-domestication will continue to hold restricted shares. The Re-domestication will not affect the holding period requirements of Rule 144 under the Securities Act. In summary, the Company's shareholders will be in the same respective positions under federal securities laws after the Re-domestication as prior to the Re-domestication.


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PROPOSAL 3 - RESTATEMENT OF THE COMPANY'S INDIANA RESTATED ARTICLES OF
INCORPORATION

The Majority Shareholders of the Company have approved, via written consent and pursuant to Section 228 of the DGCL, the restatement of the Company's Indiana Restated Articles of Incorporation to change or add certain provisions as required by Indiana law. Effective as of April 26, 2005, the Company's Board of Directors approved the Articles Restatement and recommended the Articles Restatement to the Company's shareholders for their approval. A copy of the Restated Articles of Incorporation to be filed with the Indiana Secretary of State is attached hereto as Exhibit B. The Articles Restatement has already been approved pursuant to the written consent executed by the Majority Shareholders under Section 228 of the DGCL.

Summary of the Articles Restatement Proposal

The Company is restating its Indiana Articles of Incorporation because such a restatement is required by the state law of Indiana. As part of the Merger, the Company was required to adopt the Company's Delaware Restated Certificate of Incorporation. This Certificate requires minor, technical changes in order to comply with Indiana law.

This Restatement will be effective at 9:00 AM on or about June 1, 2005.

Effect of Articles Restatement on the Company's Common Stock

The Articles Restatement is not anticipated to affect the Company's Common
Stock.

Termination of the Articles Restatement

Notwithstanding the approval of the Articles Restatement that has already been given through the written consent of the Majority Shareholders, the Company's Board of Directors has reserved the right to terminate or abandon the Articles Restatement without further shareholder approval if the Board of Directors determines that the consummation of the Articles Restatement would be inadvisable or not in the best interests of the Company or its shareholders. Further, in the event the Merger and Re-Domestication is not completed then the Articles Restatement will not be completed.

PROPOSAL 4 - EXECUTION OF REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK AT A RATIO OF 1 SHARE FOR 10 SHARES

The Majority Shareholders of the Company have approved, via written consent and pursuant to Section 228 of the DGCL, the execution of the Reverse Stock Split. Effective as of April 12, 2005, the Company's Board of Directors approved the Reverse Stock Split and recommended the Reverse Stock Split to the Majority Shareholders for their approval. The Reverse Stock Split has already been approved pursuant to the written consent executed by the Majority Shareholders under Section 228 of the DGCL.


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

Summary of the Reverse Stock Split

As of the Consent Date there were approximately 105,220,944 shares of Common Stock outstanding. The Reverse Stock Split would reclassify each currently outstanding share of the Company's Common Stock (the "Pre-Split Stock") into 0.1 shares of Common Stock of the Company with identical rights as the Pre-Split Stock (the "Post-Split Stock").

As stated above, the Reverse Stock Split is anticipated to be effective approximately twenty (20) days after the mailing of this Information Statement, as such it is anticipated that the Reverse Stock Split will be effective at 12:01 AM on or about May 31, 2005.

Exchange of Certificates

The owners of the Post-Split Stock (who shall, unless they have transferred any shares in the interim, be the same as the owners of the Pre-Split Stock) will exchange their certificates of Pre-Split Stock for certificates of Post-Split Stock through the same process as stated in the description of the Merger Proposal. Shareholders will only receive one Letter of Transmittal from the Transfer Agent and the shares they receive subsequent to the Letter of Transmittal will reflect both the Merger and Reverse Stock Split.

Lost Certificates

If any stock certificate has been lost, stolen or destroyed, the same procedures shall be followed as are described in the description of the Merger Proposal.

SHAREHOLDERS SHOULD NOT SURRENDER THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM THE TRANSFER AGENT.

No Fractional Shares

No fractional shares of Post-Split Stock will be issued as a result of the Reverse Stock Split, no certificates for any fractional shares will be issued, and fractional share interests will not entitle the holder thereof to exercise any right of a shareholder with respect thereto. In lieu of such fractional shares, any holder of Pre-Split Stock (after aggregating all fractional shares of Common Stock issuable to such holder) will, upon surrender of such holder's stock certificate(s) representing Pre-Split Stock to the Company's Transfer Agent, be paid in cash an amount equal to the average of the daily closing bid price for the Pre-Split Stock quoted on the OTC Bulletin Board for each of the ten (10) business days immediately preceding the effective date of the Reverse Stock Split on which such quotes are available, multiplied by the fraction represented by such fractional share of Common Stock (any fraction of a cent to be adjusted upward to the nearest whole cent).

Tax Consequences

The following summary of the federal income tax consequences of the Reverse Stock Split is based on current law, including the Internal Revenue Code of 1986, as amended, and is for general information only. The tax treatment for any shareholder may vary depending upon the particular facts and circumstances of such shareholder. Certain shareholders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, non-resident aliens, foreign corporations and persons who do not hold Common Stock of the Company as a capital asset, may be subject to special rules not discussed below.

ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAXES AND OTHER LAWS.

The receipt of whole shares of Post-Split Stock (excluding fractional shares) in the Reverse Stock Split should be non-taxable for federal income tax purposes. Consequently, a shareholder receiving new shares of Post-Split Stock will not recognize either gain or loss, or any other type of income, with respect to whole shares of Post-Split Stock received as a result of the Reverse Stock Split. In addition, the tax basis of such shareholder's shares of Pre-Split Stock will carry over as the tax basis of the shareholder's Post-Split Stock. The holding period of the new shares of Post-Split Stock should also include the shareholder's holding period of the Pre-Split Stock prior to the Reverse Stock Split, provided that such Pre-Split Stock was held by the shareholder as a capital asset on the effective date of the Reverse Stock Split.

Any shareholder who receives cash in lieu of a fractional share of Post-Split Stock pursuant to the Reverse Stock Split will recognize gain or loss equal to the difference between the amount of cash received and the portion of the aggregate tax basis in his or her shares of Pre-Split Stock allocable to such fractional share of Post-Split Stock. If the shares of Common Stock were held as a capital asset on the effective date of the Reverse Stock Split, then the shareholder's gain or loss will be a capital gain or loss. Such capital gain or loss will be a long-term capital gain or loss if the shareholder's holding period for the shares of Common Stock is longer than twelve months and a short-term capital gain or loss if the shareholder's holding period is twelve months or less.

Based on certain exceptions contained in regulations issued by the Internal Revenue Service, the Company does not believe that it or its shareholders would be subject to backup withholding or informational reporting with respect to cash distributed in lieu of fractional shares of Post-Split Stock.

Changes in Equity

The Reverse Stock Split is not expected to affect the Company's stated capital, which consists of the par value per share of Common Stock multiplied by the number of such shares outstanding. While the Company's outstanding Common Stock will be reduced, the par value of that Common Stock will be increased by the same proportion.

Effect on Securities

As stated above, each outstanding share of the Company's Common Stock will be reclassified into .1 shares of Common Stock with identical rights. As also stated above, the par value of each share of the Company's Common Stock will be increased from $.01 to $.10 due to the Reverse Stock Split.

After the Reverse Stock Split, the Company will continue to file periodic reports and other documents with the Securities and Exchange Commission and provide its shareholders with the same types of information that have been previously been filed and provided. Shareholders whose shares were freely tradable before the Reverse Stock Split will continue to hold freely tradable shares. Shareholders holding restricted shares of stock prior to the Reverse Stock Split will continue to hold restricted shares. When certificates representing Pre-Split Stock are exchanged for Post-Split Stock the newly issued shares will bear the same restrictive legend as the previous certificates. For purposes of computing compliance with the holding period requirements of Rule 144 under the Securities Act, shareholders will be deemed to have acquired their shares of Post-Split Stock on the date when they acquired their shares of Pre-Split Stock. In summary, the Company's shareholders will be in the same respective positions under federal securities laws after the Reverse Stock Split merger as prior to the Reverse Stock Split.

Potential Benefits of the Reverse Stock Split

Recently, the per share market price of the Company's Common Stock has been below $1.00 per share. The Company's Common Stock currently trades on the OTC Bulletin Board. The primary purposes of the Reverse Stock Split would be to raise the bid price of the Company's Common Stock over $3.00 per share, thereby allowing the Company to qualify to list its Common Stock for trading on a national stock exchange. There are additional qualifications in order to obtain a listing on a national exchange, including meeting certain corporate governance requirements that the Company is currently working to meet.

Additionally, the Reverse Stock Split would potentially have a positive effect on the marketability of the Company's Common Stock and thereby potentially create greater liquidity for the Company's shareholders.

There can be no assurances that the execution of the Reverse Stock Split will increase the bid price of the Company's Common Stock to any certain level, or that the bid price will remain at any certain level. Further, there can be no assurances that the Company will be successful in its efforts to list its Common Stock on a national stock exchange, or that, in the event the Company's Common Stock is listed on a national stock exchange, that the Company will derive any benefit therefrom.

Termination of Reverse Stock Split

Notwithstanding the approval of the Reverse Stock Split that has already been given through the written consent of the Majority Shareholders, the Company's Board of Directors has reserved the right to terminate or abandon the Reverse Stock Split without further shareholder approval if the Board of Directors determines that the consummation of the Reverse Stock Split would be inadvisable or not in the best interests of the Company or its shareholders.

PROPOSAL 5 - AMENDMENT OF THE COMPANY'S DELAWARE RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE PAR VALUE OF THE COMPANY'S COMMON STOCK FROM $.01 TO $.10

The Majority Shareholders of the Company have approved, via written consent and pursuant to Section 228 of the DGCL, the amendment of the Company's Delaware Restated Certificate of Incorporation to change the par value of the Company's

Common Stock from $.01 to $.10. Effective as of April 26, 2005, the Company's Board of Directors approved the Certificate Amendment and recommended the Certificate Amendment to the Company's shareholders for their approval. A copy of the Restated Certificate of Incorporation to be filed with the Delaware Secretary of State is attached hereto as Exhibit C. The Certificate Amendment has already been approved pursuant to the written consent executed by the Majority Shareholders under Section 228 of the DGCL.

Summary of the Certificate Amendment Proposal

The Company is amending its Delaware Restated Certificate of Incorporation because the par value of the Company's Common Stock was changed as an effect of the Reverse Stock Split. Subsequent to the Certificate Amendment, the Company's Delaware Restated Certificate of Incorporation will list the par value of the Company's Common Stock as $.10.

This Certificate Amendment will be effective upon completion of the Reverse Stock Split, which is anticipated to become effective on or about May 31, 2005.

Effect on Securities

The Certificate Amendment will reflect the increase in the par value of the Company's Common Stock effected through the Reverse Stock Split, as described above.

Termination of the Certificate Amendment

Notwithstanding the approval of the Certificate Amendment that has already been given through the written consent of the Majority Shareholders, the Company's Board of Directors has reserved the right to terminate or abandon the Certificate Amendment without further shareholder approval if the Board of Directors determines that the consummation of the Certificate Amendment would be inadvisable or not in the best interests of the Company or its shareholders. Further, in the event the Reverse Stock Split is not completed then the Certificate Amendment will not be completed.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

On or about the Consent Date there were approximately 105,220,944 outstanding shares of the Company's Common Stock.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of the Consent Date with respect to the only persons or groups known to the Company who may be deemed to own beneficially more than 5% of the Company's voting securities (i.e. Common Stock).

                      Name and Address              Amount and Nature of               Percent
Title of Class        of Beneficial Owner           Beneficial Ownership (1)           of Class
----------------      ------------------------      --------------------------         ----------
Common Stock          John F. Fisbeck                        84,561,375 (2)             80.4
                      6402 Corporate Drive
                      Indianapolis, IN 46278

Common Stock          Carter M. Fortune                      84,561,375 (2), (3)        80.4
                      6402 Corporate Drive
                      Indianapolis, IN 46278

Common Stock          Robert J. Kingston                      6,592,754                 6.3
                      7031 Mayflower Park Dr.
                      Zionsville, IN 46077

Common Stock          Norman G. Wolcott, Jr.                 84,561,375 (2)             80.4
                      6402 Corporate Drive
                      Indianapolis, IN  46278

Common Stock          Harlan M. Schafir                      84,561,375 (2)             80.4
                      6402 Corporate Drive
                      Indianapolis, IN 46278

Common Stock          Norman G. Wolcott, Sr.                 84,561,375 (2)             80.4
                      and Lucile H. Wolcott
                      Revocable Trust of 1995
                      Marital Trust and the
                      Norman G. Wolcott, Sr.
                      and Lucile H. Wolcott
                      Revocable Trust of 1995
                      Survivor's Trust
                      (collectively, the "Trusts")

(1) As used in this table, "beneficial ownership" of securities means the sole or shared power to vote, or to direct the voting of, such securities, or the sole or shared investment power with respect to such securities, including the power to dispose of, or to direct the disposition of, such securities. In addition, for purposes of this table, a person is deemed to have "beneficial ownership" of any security that such person has the right to acquire within sixty (60) days after April 26, 2005. "Beneficial ownership" also includes that ownership of shares that is imputed to any members of any "group" of shareholders as defined by securities law.

(2) As members of a "group", as defined by securities law, (the "Control Group") Messrs. John F. Fisbeck, Carter M. Fortune, Norman G Wolcott, Jr., Harlan M. Schafir and the Trusts beneficially own , as defined in Footnote No.1 of this table, 84,561,375 shares of Common Stock, as of April 26, 2005. Individually, each shareholder has sole dispositive and voting power over the following shares of Common Stock: John F. Fisbeck, 16,377,023 (15.6%); Carter M. Fortune, 41,328,108 (39.3%); Norman G. Wolcott, Jr., 7,137,515 (6.8%); Norman G. Wolcott,
Jr. as Trustee for the Trusts, 2,853,729 (2.7%); and Harlan M. Schafir, 13,100,000 (12.4%).

(3) As an interest holder in Fortune Real Estate Development, LLC, Carter M. Fortune also has shared voting and dispositive power over 3,765,000 shares of Company Common Stock held by that entity. These shares are included in the beneficial ownership total for all members of the Control Group stated in the above table.

Security Ownership of Management

The following table sets forth information as of the Consent Date with respect to (i) each current director, (ii) all individuals serving as the Company's executive officers during the fiscal year ended August 31, 2004, and (iii) all current directors and all such executive officers as a group. Unless otherwise noted, each holder has sole voting and investment power with respect to the shares of the listed securities. An asterisk (*) indicates beneficial ownership of less than 1%.

                      Name and Address of              Amount and Nature of             Percent
Title of Class        Beneficial Owner                 Beneficial Ownership (1)         of Class
----------------      ----------------------           ------------------------         --------
Common Stock          Carter M. Fortune                         84,561,375 (2)(3)(4)      80.4
                      6402 Corporate Drive
                      Indianapolis, IN 46278

Common Stock          David A. Berry                               200,000                *
                      6402 Corporate Drive
                      Indianapolis, IN 46278

Common Stock          Amy E. Gallo                                 100,000                *
                      6402 Corporate Drive
                      Indianapolis, IN  46278

Common Stock          Harlan M. Schafir                         84,561,375 (2)            80.4
                      6402 Corporate Drive
                      Indianapolis, IN  46278


                                       14

Common Stock          All current executive officers            84,861,375                80.7
                      and directors as a group

(1) As used in this table, "beneficial ownership" of securities means the sole or shared power to vote, or to direct the voting of, such securities, or the sole or shared investment power with respect to such securities, including the power to dispose of, or to direct the disposition of, such securities. In addition, for purposes of this table, a person is deemed to have "beneficial ownership" of any security that such person had the right to acquire within sixty (60) days after April 26, 2005. "Beneficial ownership" also includes that ownership of shares that is imputed to any members of any "group" of shareholders as defined by securities law.

(2) The beneficial ownership reported in this table of Messrs. Fortune and Schafir includes the beneficial ownership imputed to them as members of the Control Group as of April 26, 2005.

(3) As an interest holder in Fortune Real Estate Development, LLC, Carter M. Fortune also has shared voting and dispositive power over 3,765,000 shares of Company Common Stock held by that entity. These shares are included in the beneficial ownership total for all members of the Control Group stated in the above table.

(4) Pursuant to an Option Agreement by an among Norman G. Wolcott, Jr., the Wolcott Trust, Carter Fortune, and the Company, Mr. Fortune has the right to purchase all of the shares of the Company's Common Stock held by Mr. Wolcott and held by the Wolcott Trusts pursuant to the Company's merger with and acquisition of Nor-Cote International Inc.. This purchase could be made through a call option held by Mr. Fortune that is subject to the rights and restrictions stated in that Option Agreement. This contingent call right is potentially exercisable within sixty (60) days from the date of this filing.

                      Distribution of Information Statement

The cost of distributing this Information Statement has been borne by the Company and the distribution will be made by mail.

                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      Fortune Diversified Industries, Inc.
                                                  (Registrant)

Date:  May 10, 2005                   By: /s/ Carter M. Fortune
                                          --------------------------------
                                          Carter M. Fortune,
                                          Chief Executive Officer


Date:  May 10, 2005                   By: /s/ Amy Gallo
                                          --------------------------------
                                          Amy Gallo,
                                          Chief Financial Officer

                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         THIS AGREEMENT AND PLAN OF MERGER ("Merger Agreement") dated as of April ____, 2005, is made by and between FORTUNE DIVERSIFIED INDUSTRIES, INC., a Delaware corporation ("FDI Delaware") and FDI INDIANA, INC., an Indiana corporation ("FDI Indiana"). FDI Delaware and FDI Indiana are hereinafter sometimes collectively referred to as the "Constituent Corporations."

         WHEREAS, the outstanding authorized capital stock of FDI Indiana consists of one hundred (100) shares of common stock, par value $0.10 per share, which is owned by FDI Delaware.

         WHEREAS, FDI Delaware, as the sole shareholder of FDI Indiana, desires to effect a merger of FDI Delaware with and into FDI Indiana pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL") and the Indiana Business Corporation Law (the "IBCL").

         WHEREAS, the respective Boards of Directors of FDI Delaware and FDI Indiana have determined that it is advisable and in the best interests of each of the corporations that FDI Delaware be merged with and into FDI Indiana upon the terms and subject to the conditions provided herein.

         WHEREAS, the Board of Directors of FDI Indiana and the sole shareholder of FDI Indiana have approved this Merger Agreement by unanimous written consents and directed that it be executed by the undersigned officers.

         WHEREAS, the Board of Directors of FDI Delaware has approved this Merger Agreement by unanimous written consent and directed that it be executed by the undersigned officers and, pursuant to Section 228 of the DGCL, a majority of the shareholders of FDI Delaware have approved this Merger Agreement and directed that it be executed by the undersigned officers.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties agree that FDI Delaware shall be merged with and into FDI Indiana and that the terms and conditions of the merger, the mode of carrying the merger into effect, the manner of converting the shares of the Constituent Corporations and certain other provisions relating thereto shall be as follows:

                                    ARTICLE I

                                   THE MERGER

         1.01 Surviving Corporation. Subject to the terms and provisions of this Merger Agreement, and in accordance with the DGCL and the IBCL, at the Effective Time (as defined in Section 1.07 hereof) FDI Delaware shall be merged with and into FDI Indiana (the "Merger"). FDI Indiana shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger and shall continue its corporate existence under the laws of the State of Indiana. At the Effective Time, the separate corporate existence of FDI Delaware shall cease.

         1.02 Name of the Surviving Corporation. As of the Effective Time, the name of the Surviving Corporation will be changed to "Fortune Diversified Industries, Inc."

         1.03 Effect of the Merger. At the Effective Time, the Merger shall have the effects provided for herein and in Section 259 of the DGCL and Indiana Code
Section 23-1-40-6.

         1.04 Articles of Incorporation. As required by Indiana Code Section 23-1-40-4(e), the Certificate of Incorporation of FDI Delaware in effect immediately before the Effective Time will become the Restated Articles of Incorporation of FDI Indiana, and the Restated Articles of Incorporation are attached hereto as Exhibit 1. The amendments made to the Restated Articles of Incorporation were those amendments permitted by Indiana Code Section 23-1-38-2 and the changes approved by the majority shareholders of FDI Delaware, who will become the majority shareholders of FDI Indiana. The attached Restated Articles of Incorporation of FDI Indiana shall remain as its articles until duly altered, amended or repealed in accordance with the provisions thereof and applicable law.

         1.05 Directors of the Surviving Corporation. At the Effective Time, each person who is a director of FDI Delaware immediately prior to the Effective Time shall become a director of the Surviving Corporation and each such person shall serve as a director of the Surviving Corporation for the balance of the term for which such person was elected as a director of FDI Delaware and until his or her successor is duly elected and qualified in the manner provided in the bylaws or the articles of incorporation of the Surviving Corporation or as otherwise provided by law or until his or her earlier death, resignation or removal in the manner provided in the bylaws or the articles of incorporation of the Surviving Corporation or as otherwise provided by law.

         1.06 Officers of the Surviving Corporation. At the Effective Time, each person who is an officer of FDI Delaware immediately prior to the Effective Time shall become an officer of the Surviving Corporation, and each such person shall hold the same office in the Surviving Corporation as he or she held in FDI Delaware immediately prior to the Effective Time for the balance of the term for which such person was elected as an officer of FDI Delaware and until his or her successor is duly elected and qualified in the manner provided in the bylaws or the articles of incorporation of the Surviving Corporation or as otherwise provided by law or until his or her earlier death, resignation or removal in the manner provided in the bylaws or the articles of incorporation of the Surviving Corporation or as otherwise provided by law.

         1.07 Effective Time. The Merger shall become effective in accordance with the provisions of Indiana Code Section 23-1-40-5 and Section 253 of the DGCL, at 11:59 p.m. on ________________________, 2005. Prior to the Effective
Time, the following prerequisites shall occur: (a) completion of the filing of articles of merger with the Secretary of State of Indiana, and (b) the filing of a certificate of ownership and merger with the Secretary of State of Delaware; provided, however, that such articles of merger and certificate of ownership and merger shall not be filed prior to the date which is twenty (20) calendar days after the date on which a Schedule 14C Information Statement of FDI Delaware, prepared in accordance with the rules of the Securities Exchange Act of 1934, as amended, is mailed to FDI Delaware's shareholders of record on the record date determined by the board of directors of FDI Delaware. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

         1.08 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall determine or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of FDI Delaware acquired or to be acquired by reason or as a result of the Merger, or (b) otherwise to carry out the purpose of this Merger Agreement, FDI Delaware and its proper officers and directors shall be deemed to have granted hereby to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and the possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Merger Agreement and the proper officers and directors of the Surviving Corporation are hereby fully authorized in the name of FDI Delaware to take any and all such action.

                                   ARTICLE II

                  MANNER, BASIS AND EFFECT OF CONVERTING SHARES

         2.01 Conversion of Shares. At the Effective Time:

          (a) Each share of common stock of FDI Delaware, par value $0.10 per share ("Delaware Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock of FDI Indiana, par value $0.10 per share ("Indiana Common Stock"), by virtue of the Merger without any action on the part of the holder thereof.

          (b) Each share of Indiana Common Stock issued and outstanding immediately prior to the Effective Time shall be redeemed, canceled and retired and shall cease to exist by virtue of the Merger without any action on the part of the holder thereof.

         2.02 Effect of Conversion. At and after the Effective Time, each share certificate which immediately prior to the Effective Time represented outstanding shares of Delaware Common Stock ("Delaware Certificate") shall be deemed for all purposes to evidence ownership of, and to represent, the number of shares of Indiana Common Stock into which the shares of Delaware Common Stock represented by such certificate immediately prior to the Effective Time have been converted pursuant to Section 2.01 hereof. The registered owner of any Delaware Certificate outstanding immediately prior to the Effective Time, as such owner appears in the books and records of FDI Delaware or its transfer agent immediately prior to the Effective Time, shall, until such certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends or other distributions on the shares of Indiana Common Stock into which the shares represented by any such certificate have been converted pursuant to Section 2.01 hereof.

         2.03 Exchange of Certificate. After the Effective Time, American Stock Transfer and Trust Company (the "Transfer Agent") will mail to each holder of a Delaware Certificate (which after the Effective Time will be deemed to represent shares of Indiana Common Stock) a letter of transmittal (the "Letter of Transmittal") and instructions for use of the Letter of Transmittal in effecting the surrender and exchange of a Delaware Certificate for a certificate representing Indiana Common Stock. Upon the surrender of a Delaware Certificate to the Transfer Agent, along with an executed Letter of Transmittal and such other documents as may be reasonably required by FDI Indiana and/or the Transfer Agent, the owner of Indiana Common Stock shall be entitled to receive a certificate or certificates representing the number of shares of Indiana Common Stock into which the shares of Delaware Common Stock have been converted pursuant to Section 2.01 hereof.

         2.04 Stock Options. By virtue of the Merger and without any action on the part of the holder, each right or option to purchase shares of Delaware Common Stock granted by or on behalf of FDI Delaware or any third party under any contract or agreement (collectively, the "Contracts") or otherwise as to which FDI Delaware or any third party has assumed or incurred obligations (hereinafter collectively referred to as the "Options") which is outstanding immediately prior to the Effective Time shall be converted into and become a right or option to purchase the same number of shares of Indiana Common Stock at the same option price per share and upon the same terms and subject to the same conditions as are in effect at the Effective Time. As of the Effective Time, FDI Indiana hereby assumes FDI Delaware's Contracts and Options and all obligations of FDI Delaware under the Options and under such Contracts.

         2.05 Other Employee Benefit Plans. Upon the Effective Time, FDI Indiana will assume all obligations of FDI Delaware under any and all employee benefit plans in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

                                   ARTICLE III

                 APPROVAL; AMENDMENT; ABANDONMENT; MISCELLANEOUS

         3.01 Approval. This Merger Agreement shall be submitted for approval by the majority of the shareholders of FDI Delaware for approval by consent pursuant to Section 228 of the DGCL.

         3.02 Amendment. Subject to applicable law, this Merger Agreement may be amended, modified or supplemented by written agreement of the Constituent Corporations at any time prior to the Effective Time, except that after the approval contemplated by Section 3.01 hereof, there shall be no amendments that would (a) alter or change the amount or kind of shares to be received by shareholders in the Merger, (b) alter or change any term of the Restated Articles of Incorporation of the Surviving Corporation that are to take effect as of the Effective Time pursuant to Section 1.04 hereof, or (c) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class of stock of either of the Constituent Corporations.

         3.03 Abandonment. At any time prior to the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of FDI Indiana or FDI Delaware, or both, notwithstanding approval of this Merger Agreement by the sole shareholder of FDI Indiana and the majority of the shareholders of FDI Delaware.

         3.04 Counterparts. This Merger Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and the same agreement.

         3.05 Statutory Agent in Indiana. The name and address of the statutory agent of the Surviving Corporation in Indiana upon whom any process, notice or demand against FDI Delaware or the Surviving Corporation may be served are:

                        Robert J. Milford
                        Drewry Simmons Vornehm, LLP
                        8888 Keystone Crossing, Suite 1200
                        Indianapolis, IN 46240

         3.06 Designated Agent in Delaware. The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of FDI Delaware, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, and the Surviving Corporation irrevocably appoints the Delaware Secretary of State as its agent to accept service of process in any such suit or other proceedings. A copy of such process is requested to be mailed by the Delaware Secretary of State to:

                        Robert J. Milford
                        Drewry Simmons Vornehm, LLP
                        8888 Keystone Crossing, Suite 1200
                        Indianapolis, IN 46240


                            (Signature Page Follows)

         IN WITNESS WHEREOF, FDI Delaware and FDI Indiana have caused this Merger Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                   FDI INDIANA, INC.
                                   (an Indiana corporation)


                                   By ______________________________________
                                      Carter M. Fortune, President
ATTEST:


By __________________________
   Carter M. Fortune, Secretary





                                   FORTUNE DIVERSIFIED INDUSTRIES, INC.
                                   (a Delaware corporation)


                                   By ______________________________________
                                      Carter M. Fortune, Chief Executive Officer
ATTEST:


By __________________________
   Amy Gallo, Secretary

                                                                       EXHIBIT B

                      RESTATED ARTICLES OF INCORPORATION OF
                      FORTUNE DIVERSIFIED INDUSTRIES, INC.
                           (f/k/a/ FDI Indiana, Inc.)

FIRST. The name of the Company is Fortune Diversified Industries, Inc.

SECOND. The address of the Corporation's registered office in the State of Indiana is 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240. The name of its registered agent at such address is Robert J. Milford.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Indiana Business Corporation Law.

FOURTH. (1) The total number of shares of capital stock which this corporation shall have the authority to issue is one hundred fifty one million (151,000,000) consisting of (a) one hundred fifty million (150,000,000) shares of common stock, each having a par value of ten cents ($0.10), amounting in the aggregate to Fifteen Million Dollars ($15,000,000.00) ("Common Stock"), and (b) one million (1,000,000) shares of preferred stock, each having a par value of ten cents ($0.10), amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00) ("Preferred Stock").

(2) Except as otherwise expressly provided by statute or by these Articles, and subject to the express terms and rights, if any, of any Preferred Stock authorized by the Board of Directors pursuant to the authority granted in this Article FOURTH, all voting rights shall be vested in the holders of the Common Stock, who shall be entitled to one vote per share on all matters submitted to a vote of holders of the Common Stock and shall be entitled to receive: (a) such dividends on the Common Stock as may be declared and paid by the Corporation out of assets legally available therefor; and (b) in the event of the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to stockholders.

(3) The Board of Directors is authorized, subject to limitations prescribed by statute and the provisions of this Article FOURTH, to provide for the issuance of Preferred Stock, from time to time, in one or more series of any number of shares, with a distinctive serial designation for each series, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this Article FOURTH, as shall hereafter be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock from time to time adopted by the Board of Directors. Subject to said limitations, each series of Preferred Stock: (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes of or any other series of the same or any other class or classes of stock of the Corporation or any other issuer, at such price or prices or at such rates of exchange, and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any outstanding stock of the Corporation; and
(h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereon; all as shall be stated in said resolution or resolutions providing for the issue of such series of Preferred Stock.

(4) Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any such series of Preferred Stock.

FIFTH.   The Corporation shall have perpetual existence.

SIXTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation in any manner not inconsistent with the provisions of such By-Laws.

SEVENTH. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

Meeting of stockholders may be held within or without the State of Indiana as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Indiana at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation;

EIGHTH. A director of the Corporation shall have no personal liability to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that and in such circumstances as the Indiana Business Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

NINTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

TENTH. The name and post office address of the incorporator of the Corporation is: Robert J. Milford, 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240.

----------------------------
Carter M. Fortune
Chief Executive Officer

                                                                       EXHIBIT C

                                STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION



         First: That upon the written consent of all of the Directors of Fortune Diversified Industries, Inc. in lieu of a special meeting, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that written consents approving the amendment be obtained from the holders of the requisite percentage of the shares of stock of the Corporation entitled to vote thereon in lieu of a meeting of the shareholders. The resolution setting forth the proposed amendment is as follows:

         BE IT FURTHER RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered FOURTH, subparts (1) and (2) so that, as amended, said portions of this Article shall be and read as follows:

                  FOURTH. (1) The total number of shares of capital stock which this corporation shall have the authority to issue is one hundred fifty one million (151,000,000) consisting of (a) one hundred fifty million (150,000,000) shares of common stock, each having a par value of ten cents ($0.10), amounting in the aggregate to Fifteen Million Dollars ($15,000,000.00) ("Common Stock"), and (b) one million (1,000,000) shares of preferred stock, each having a par value of ten cents ($0.10), amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00) ("Preferred Stock").

                  (2) Effective at the beginning of business on ______________, 2005, and without further action on the part of the Corporation or the holders of its outstanding common stock, $0.01 par value per share ("Prior Common Stock"), each issued and outstanding share of Prior Common Stock shall automatically be reclassified as and changed into 0.10 of a share of Common Stock, $0.10 par value per share. Effective at the 12:01 a.m. on such date, each certificate representing shares of Prior Common Stock shall be deemed to represent the same number of shares of Common Stock multiplied by 0.10. As promptly as practicable thereafter, the Corporation, upon delivery and surrender of existing certificates representing shares of Prior Common Stock by the holders thereof, which certificates, if the Board of Directors so requests, shall be duly endorsed to the Corporation in blank or accompanied by proper instruments of transfer to the Corporation (such endorsements or instruments of transfer to be in a form satisfactory to the Corporation), shall issue and deliver or

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

                  cause to be delivered to each such holder a certificate or certificates representing a whole number of shares of Common Stock equal to the number of shares of Prior Common Stock formerly represented by all existing certificates of such holder multiplied by 0.10; provided, however, that in lieu of issuing any fractional shares of Common Stock resulting from such reclassification and change, the Company shall pay to each stockholder of record who otherwise would have been entitled to a fractional share of Common Stock cash (without interest) in an amount determined by multiplying the average of the daily closing bid price for the Prior Common Stock quoted on the OTC Bulletin Board for each of the ten (10) business days immediately preceding the effective date that this Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware by the fraction represented by such fractional share of Common Stock (any fraction of a cent to be adjusted upward to the nearest whole cent).

         and that such Certificate of Amendment to the Corporation's Certificate of Incorporation be executed and filed with the Delaware Secretary of State.

         Second: That thereafter, pursuant to resolution of its Board of Directors and in lieu of a meeting of the shareholders, written consents approving the amendments were obtained from the holders of the requisite percentage of the shares of stock of the Corporation entitled to vote thereon. Written notice of the adoption of this Restated Certificate of Incorporation will be given to every stockholder entitled to such notice as provided by
Section 228 of the General Corporation Law of the State of Delaware.

         Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         Fourth: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

         Fifth: That this Certificate of Amendment shall be effective at the beginning of business on ________________, 2005.


                                   By:_______________________________________
                                      Carter M. Fortune, Chief Executive Officer



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